Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-181253 on Form S-1 of our report dated February 21, 2012, relating to the financial statements and financial statement schedule of Pentair, Inc. and to the reference to us under the heading “Experts”, appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

August 17, 2012